UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2025 (July 18, 2025)

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As described in the Current Report on Form 8-K of Lixte Biotechnology Holdings, Inc. (the “Company”) filed on July 3, 2025, the Company entered into a Securities Purchase Agreement with certain purchasers named therein pursuant to which, among other things, the Company issued to the purchasers 3,573,190 shares of the Company’s Series B Preferred Stock (the “Preferred Shares”). The Certificate of Designation for the Preferred Shares grants to the holders the right to designate two members to the Company’s Board of Directors (the “Board”), and the holders have designated Jason Sawyer and Dr. Michael Holloway as members of the Board. At a meeting of the Board on July 18, 2025, Mr. Sawyer and Dr. Holloway were appointed as independent members of the Board. In connection with such appointment, Dr. Stephen Forman and Dr. Yun Yen resigned from the Board and were appointed to serve as members of the Company’s Scientific Advisory Committee. The resignations of Dr. Forman and Dr. Yen were not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Sawyer will replace Dr. Yen as Chairman of the Compensation Committee and as a member of the Audit Committee. Except as disclosed above, there is no arrangement or understanding between Mr. Sawyer and Dr. Holloway and any other person pursuant to which such individuals were selected as directors, and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K. The compensation of Mr. Sawyer and Dr. Holloway will be determined by the Compensation Committee of the Board as part of a review of the Company’s compensation program for its independent directors.

The Company has agreed to accept the resignation of Dr. Jan Schellens, the Company’s Chief Medical Officer, and to terminate his related consulting agreement dated as of May 31, 2024, effective as of July 31, 2025, to allow Dr. Schellens to pursue other employment opportunities. The resignation of Dr. Schellens was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2025	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
Chief Executive Officer